EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-55124, 33-72640, 33-97276 and 333-68975 of Worldtex, Inc. on Form S-8 of our
report dated March 30, 2000, appearing in this Annual Report on Form 10-K of Worldtex, Inc. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP
Hickory, North Carolina
March 30, 2000